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                                                                    Exhibit 5.13


                       [MANNHEIMER SWARTLING LETTERHEAD]

                                              Herbalife International, Inc.
                                              and each of the Guarantors
                                              of the Series B Notes
                                              (listed on Schedule A hereto)
                                              1800 Century Park East
                                              Los Angeles, CA 90067
                                              USA

                                              Chadbourne & Parke LLP
                                              30 Rockefeller Plaza
                                              New York, NY 10112



Stockholm, December 19, 2002


Dear Sirs,

HERBALIFE GROUP - GUARANTEES OF INDENTURE AND JOINDERS TO PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

We act as legal counsel in Sweden for Herbalife Sweden Aktiebolag (the "COMPANY") in connection with a supplemental indenture (the "SUPPLEMENTAL INDENTURE") by, inter alia, the Company as Guaranteeing Subsidiary, a guarantee (the "GUARANTEE") by, inter alia, the Company as Guarantor, a joinder to a purchase agreement (the "JOINDER TO THE PURCHASE AGREEMENT") and a joinder to a registration rights agreement (the "JOINDER TO THE REGISTRATION RIGHTS AGREEMENT") by, inter alia, the Company as Herbalife Guarantor, all dated 31 July 2002, pursuant to which the Company provides guarantees for an indenture dated 27 June 2002, (the "INDENTURE") by WH Acquisition Corp. as Issuer, and joins (i) a purchase agreement dated 21 June 2002, (the "PURCHASE AGREEMENT") and (ii) a
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                              MANNHEIMER SWARTLING

                                               Stockholm, December 19, 2002    2
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registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), between, inter alia, WH Acquisition Corp. as Issuer and UBS Warburg LLC as Initial Purchaser.

1.    WE HAVE EXAMINED:

(a) a pfd-document with an executed copy of the Supplemental Indenture dated 31 July 2002;

(b)   a pfd-document with an executed copy of the Guarantee dated 31 July 2002;

(c) a pfd-document with an executed copy of the Joinder to the Purchase Agreement dated 31 July 2002;

(d) a pfd-document with an executed copy of the Joinder to the Registration Rights Agreement dated 31 July 2002;

(e)   a copy of the Indenture dated 27 June 2002,;

(f) a pfd-document with an executed copy of the Purchase Agreement dated 21 June 2002, including Annex A containing a form of the Registration Rights Agreement;

(g)   a copy of the Articles of Association of the Company, dated 27 October
      1999;

(h) a copy of a registration certificate of the Company dated 19 November 2002; and

(i) a copy of the minutes from a meeting of the board of directors of the Company held on 26 July 2002.

Our inquiry has been limited to an examination of the above documents and we have made no review of any other documents.

The documents referred to above in paragraphs 1(a) - (d) are herein referred to as the "GUARANTEE DOCUMENTS" and each a "GUARANTEE DOCUMENT". The documents referred to above in paragraphs 1(e) - (f) are herein referred to as the "PRIMARY DOCUMENTS" and each a "PRIMARY DOCUMENT". The Guarantee Documents and the Primary Documents are jointly referred to as the "OPERATIVE DOCUMENTS" and each an "OPERATIVE DOCUMENT".
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                              MANNHEIMER SWARTLING

                                            Stockholm, December 19, 2002    3(9)
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2.    WE HAVE ASSUMED:

(a) that the executed version of the Indenture and the Registration Rights Agreement are identical to the specimen reviewed by us and referred to in paragraphs 1(e) - (f) above;

(b) the genuineness of all signatures (including the identity of the signatory) and the authenticity and completeness of all documents submitted to us and the conformity to authentic original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies or by e-mail or other electronic transmission;

(c) that all documents, authorisations, powers and authorities produced to us remain in full force and effect and have not been amended or affected by any subsequent action not disclosed to us;

(d) that all parties to the Operative Documents (other than the Company) are duly incorporated and validly existing under the laws of their relevant jurisdictions;

(e) that the Operative Documents are duly authorised and executed by, and are within the capacity and powers of, the parties thereto (other than the Company);

(f) that the Purchase Agreement, being expressed to be construed by the laws of the State of New York, is governed by the laws of the State of New York;

(g) that the Primary Documents constitute legally valid, binding and enforceable obligations of the parties thereto under the laws of the State of New York, being the laws by which such documents are expressed (or assumed) to be governed;

(h) that there are no provisions of the laws (including, but not limited to, public policy or mandatory rules) of any jurisdiction other than Sweden which would have any implications on the opinion we express;

(i) the accuracy and completeness of all factual representations made to us (other than in respect of matters on which we express our opinion herein), and therefore we have made no independent investigation thereof;
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                              MANNHEIMER SWARTLING

                                            Stockholm, December 19, 2002    4(9)
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(j)   that all necessary consents, authorisations and approvals whatsoever required in any relevant jurisdiction for the execution and performance of the Primary Documents by each of the parties thereto have been, or will be, obtained and that all necessary notices, filings, registrations and recordings required in any applicable jurisdiction in respect of the Primary Documents have been, or will be, given or effected in accordance with the laws and regulations of every such applicable jurisdiction;

(k) that all necessary consents, authorisations and approvals whatsoever required in any relevant jurisdiction (other than Sweden) for the execution and performance of the Guarantee Documents by each of the parties thereto have been, or will be, obtained and that all necessary notices, filings, registrations and recordings required in any applicable jurisdiction (other than Sweden) in respect of the Guarantee Documents have been, or will be, given or effected in accordance with the laws and regulations of every such applicable jurisdiction;

(l) that there are no provisions in, or other aspects of, any agreement or other document (other than the Operative Documents) relating or ancillary to the Operative Documents that would have any implications on the opinion we express; and

(m) that there has been no mutual or relevant unilateral mistake of fact and there exists no fraud, coercion or duress.

3. ON THE BASIS OF THE FOREGOING AND SUBJECT TO THE QUALIFICATIONS AND RESERVATIONS HEREINAFTER SET FORTH, WE ARE OF THE OPINION THAT:

(a) the Company is duly incorporated and validly existing as a limited liability company, possessing perpetual corporate existence and the capacity to sue and be sued in its own name, with full power, authority and legal right (corporate and other) to carry on business, to own property and to execute, and to perform all of its obligations under, the Guarantee Documents;

(b) the Guarantee Documents have been duly authorised and duly executed and such documents constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of Sweden;

(c) neither the execution by the Company of any Guarantee Document nor the performance by it of any of its obligations thereunder, nor the compliance
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                              MANNHEIMER SWARTLING

                                            Stockholm, December 19, 2002    5(9)
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      by it with the terms and conditions thereof, will:

      (i) violate or result in any breach of, or constitute a default under, any applicable law, or

      (ii) contravene or result in any breach of any provision of its Articles of Association; and

(d) the choices of the law of the State of New York to govern the Operative Documents are valid and binding choices of law and will be recognised and applied by the courts of Sweden, upon proof of the relevant provisions of foreign law, subject, however, to the qualification that foreign laws will not be applied to the extent contrary to Swedish public policy and that Swedish law will be applied in a bankruptcy proceeding in respect of, or an execution against the Company.

4.    THE FOREGOING OPINION IS SUBJECT TO THE FOLLOWING QUALIFICATIONS AND
      RESERVATIONS:

(e) anything contained in this opinion is subject to all limitations (including, but not limited to, stay, pre-emption rights, delays and recovery) resulting from bankruptcy, insolvency (including, but not limited to, the effects of the Council Regulation (EC) No. 1346/2000 of 29 May 2000 on Insolvency Proceedings (the "EC INSOLVENCY REGULATION")), liquidation, reorganisation and similar laws affecting the rights of creditors generally;

(f) if a Swedish company guarantees the obligations of another party without deriving any corporate benefit therefrom, the guarantee will only be valid up to the amount of the distributable reserves of the grantor at the time the guarantee is provided, and will require the consent of all shareholders; since the existence of corporate benefit is a question of fact, we do not express any opinion as to whether the Company will derive corporate benefit from guarantees provided under the Guarantee Documents; unless this is the case, the guarantees of the Company contained in the Guarantee Documents directly or indirectly for obligations owed by other parties, will be limited in validity as aforesaid;

(g) a guarantee may be unenforceable if it is accessory to the obligations guaranteed, which means that should such obligations be unlawful, invalid or unenforceable, the guarantor may not be obliged to make payments under the guarantee;
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                              MANNHEIMER SWARTLING

                                            Stockholm, December 19, 2002    6(9)
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(h)   pursuant to the Swedish Contracts Act (Sw: Avtalslagen), the terms of an agreement may be modified or set aside by a court to the extent that such terms are deemed to create unreasonable results, even if the circumstances giving rise thereto have arisen after the agreement was entered into;

(i) the term "enforceable" when used herein means that the obligations assumed by the parties are of the type which Swedish courts enforce. It does not mean that such obligations will necessarily be enforced in accordance with their terms. The availability of equitable remedies, including but not limited to injunction and specific performance, is restricted and such remedies may not always be granted by the court;

(j) the taking of proceedings in other jurisdictions may preclude the taking of proceedings in Sweden, if the claims and the parties respectively in the proceedings are substantially identical; the availability of access to Swedish courts may be limited by the existence of a valid arbitration agreement or clause; the opening of insolvency proceedings in other jurisdictions pursuant to the EC Insolvency Regulation, may preclude the taking of proceedings in Sweden;

(k) Swedish courts may award judgments in currencies other than Swedish Kronor, but a judgment will be enforced in Swedish Kronor. Enforcement in Sweden of such judgment would, if implemented in Swedish Kronor, be generally at the rate of exchange applicable at the date of enforcement rather than at the date of judgment; choice of currency provisions may not constitute a right to refuse payment in Swedish Kronor, and the creditor may have to rely on damages or contractual indemnities in case of breach of such provisions;

(l) the enforcement of the rights of a party under an agreement may be limited by general time bar provisions or the doctrine of laches;

(m) it is not established by law or court precedent that a power of attorney can be made irrevocable and it is therefore submitted that all powers of attorney contained in the Operative Documents can be revoked and that they will terminate by operation of law and without notice at the bankruptcy of the party giving such powers;

(n) provisions in the Operative Documents specifying that provisions thereof may only be amended or waived in writing, may not be enforceable to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created modifying provisions of the Operative
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                              MANNHEIMER SWARTLING

                                            Stockholm, December 19, 2002    7(9)
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      Documents;

(o) in proceedings before a Swedish Court, the Swedish Procedural Code will apply in respect of, inter alia, service of process, allocation of costs for the proceedings, availability of interim measures and evaluation of evidence; consequently provisions in the Operative Documents relating to such matters will not be enforceable to the extent inconsistent herewith. Specifically, without limiting the generality of the foregoing, a provision that a certain determination is conclusive and binding will not prevent judicial inquiry into the merits of any claim by the aggrieved party;

(p) provisions in the Operative Documents to the effect that one party may terminate an agreement or otherwise act to the detriment of another party in the case of a bankruptcy of such other party could be considered contrary to the Swedish Bankruptcy Act (Sw: konkurslagen) and are, to the extent they are found to be so, unenforceable;

(q) the right to recover damages may be limited to the extent the aggrieved party could have avoided damages by reasonable efforts;

(r) on the basis of the International Monetary Fund Agreement, as interpreted and applied by Swedish courts, an obligation which is contrary to the exchange control regulations of another member state of the International Monetary Fund may not be enforceable in Sweden;

(s) any transfer of rights, or payment in respect of, or other performance of, an obligation under any of the Operative Documents involving the government of any country which is currently the subject of United Nations or European Union sanctions, any person or body resident in, incorporated in or constituted under the laws of any such country or exercising public functions in any such country or any person or body controlled by any foregoing or by any person acting on behalf of any of the foregoing may be subject to restrictions pursuant to such sanctions as implemented in Swedish law;

(t) this opinion is limited to matters of Swedish law as presently in force and as enacted by Swedish legislative authorities, and no opinion is expressed as to the laws of any other jurisdiction or supra-national organisation (such as the EU); in particular we do not represent ourselves to be familiar with the laws of the State of New York or the laws of any jurisdiction other than Sweden and we express no opinion in respect of matters governed by or construed in accordance with any such laws;
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                              MANNHEIMER SWARTLING

                                            Stockholm, December 19, 2002    8(9)
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(u)   this opinion is given on the basis that it will be governed by and construed in accordance with Swedish law; and

(v) this opinion is strictly limited to matters stated herein and is not to be read as extending by implication to any other matters in connection with the Operative Documents.

                              --------------------

This opinion is addressed to its addressees for their own use and benefit and for the use of their legal advisers (without assuming any liability in relation to such advisers) and may not be relied upon by any other person or for any purpose other than in connection with the Operative Documents and it is not to be used, circulated, quoted or otherwise referred to for any other purpose, except that we consent to the filing of this opinion as an exhibit to the Registration Statement under the U.S. Securities Act of 1933, which was filed with the U.S. Securities and Exchange Commission (the "SEC") on 13 November 2002 by the registrants WH Intermediate Holdings Ltd. and Herbalife International, Inc. (Registration No. 333-101188), provided that our consent to such filing shall not give the SEC or any other party any right to rely on the contents of this opinion.

We assume no obligation to advise you or the SEC of any changes in the foregoing subsequent to the date set forth in the beginning of this opinion and this opinion speaks only as of that date.

Yours faithfully,

MANNHEIMER SWARTLING ADVOKATBYRA


Thomas Pettersson                  Anna Engquist
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                              MANNHEIMER SWARTLING

                                            Stockholm, December 19, 2002    9(9)
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                                   Schedule A

Herbalife International Do Brasil Ltda.
Herbalife (UK) Limited
Herbalife Europe Limited
Herbalife International Finland OY
Herbalife International of Israel (1990) Ltd.
Herbalife of Japan K.K.
Herbalife Internacional de Mexico, S.A. de C.V.
Herbalife Products de Mexico, S.A. de C.V.
Herbalife Sweden Aktiebolag
Herbalife China, LLC
Herbalife International of America, Inc.
Herbalife International Communications Inc.
Herbalife International Distribution, Inc.
Herbalife International of Europe, Inc.
Herbalife Taiwan, Inc.
Herbalife International (Thailand) Ltd.
WH Luxembourg CM S.a.R.L.
WH Luxembourg Intermediate Holdings S.a.R.L.
WH Luxembourg Holdings S.a.R.L.
WH Intermediate Holdings Ltd.